EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Randall C. Shealy Senior Vice President Chief Financial Officer (205) 510-4944

PEMCO AVIATION GROUP HIRES ADVISORS TO PURSUE A PUBLIC

OFFERING OF ITS COMMERCIAL SERVICES BUSINESS ON THE AIM

MARKET IN LONDON

BIRMINGHAM, AL (January 24, 2007) – Pemco Aviation Group, Inc. (NASDAQ: PAGI), a leading provider of aircraft maintenance and modification services, today announced that it has engaged advisors to pursue a public offering of 100% of its Commercial Services business on the AIM market in London.

Pemco intends to use the proceeds from the offering to pay off all of its borrowings and to provide additional cash to fund its remaining operations.

The securities of the Commercial Services business have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

This press release contains forward-looking statements made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by their use of words, such as “believe,” “expect,” “intend,” “anticipate,” “estimate” and other words and terms of similar meaning, in connection with any discussion of the Company’s prospects, financial statements, business, financial condition, revenues, results of operations or liquidity. Factors that could affect the Company’s forward-looking statements include, among other things: changes in global or domestic economic conditions; the loss of one or more of the Company’s major customers; the Company’s ability to obtain additional contracts and perform under existing contracts; the outcome of pending and future litigation and the costs of defending such litigation; financial difficulties experienced by the Company’s customers; potential environmental and other liabilities; the inability of the Company to obtain additional financing; material weaknesses in the Company’s internal control over financial reporting; regulatory changes that adversely affect the Company’s business; loss of key personnel; and other risks detailed from time to time in the Company’s SEC reports, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company does not undertake any obligation to update or revise any forward-looking statements and is not responsible for changes made to this release by wire services or Internet services.

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